EXHIBIT 4.6

CANADA - AB, ON

UNITED KINGDOM

CONTINENTAL EUROPE

OFFSHORE

``

SUBSCRIPTION AGREEMENT FOR

9.75% CONVERTIBLE SENIOR UNSECURED SUBORDINATED DEBENTURES

TO:	Gastar Exploration Ltd. (the “Corporation”)
AND TO:	Westwind Partners Inc. (the “Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the principal amount of 9.75% convertible senior unsecured subordinated debentures (the “Debentures”) of the Corporation set forth below, at an aggregate subscription price that is equivalent to the principal amount of Debentures purchased (the “Aggregate Subscription Price”), representing a subscription price of $1,000 (U.S.) per Debenture, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for 9.75% Convertible Senior Unsecured Subordinated Debentures of Gastar Exploration Ltd.” attached hereto (together with this page and the attached Exhibits, the “Subscription Agreement”). In addition to this face page, the Subscriber must also complete all applicable Exhibits attached hereto.

(Name of Subscriber - please print)		Principal Amount of Debentures Subscribed for and Aggregate Subscription Price (U.S.): $

By:	(Authorized Signature)

If the Subscriber is signing as agent for a principal and is in Alberta and is not a trust company or a portfolio manager, or, in any case, purchasing as trustee or agent for accounts fully managed by it, complete the following and ensure that Exhibit 1 or 2, as applicable, is completed in respect of such principal:

(Name of Principal)

(Principal’s Address)

(Principal’s Telephone Number)

(Principal’s E-Mail Address)

Deliver the Debentures as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(Telephone Number)                                           (E-Mail Address)

Register the Debentures as set forth below:

(Name)

(Account reference, if applicable)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon as though the Subscriber was a party thereto.

                    , 2004

GASTAR EXPLORATION LTD.	Subscription No:

By:

This is the first page of an agreement comprised of 11 pages (not including Exhibits 1 - 4).

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

9.75% CONVERTIBLE SENIOR UNSECURED SUBORDINATED DEBENTURES

OF GASTAR EXPLORATION LTD.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	the Debentures subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to $30,000,000 (U.S.) principal amount of Debentures at an issue price of $1,000 (U.S.) per Debenture on a best efforts marketed offering basis through the Agent (the “Offering”); and

(b)	the Offering is not subject to any minimum subscription level, and therefore, any funds invested are available to the Corporation and will be paid to the Corporation on the Closing Date; and

(c)	the Debentures will be duly and validly created and issued pursuant to, and the conversion thereof shall be governed by, the terms and conditions of a trust indenture (the “Indenture”) to be dated the Closing Date between the Corporation and CIBC Mellon Trust Company, as trustee, which Indenture shall include the following terms:

(i)	the Debentures will be limited in the aggregate principal amount to $30,000,000 (U.S.). The Corporation may, however, from time to time, without the consent of the holders of the Debentures, issue additional debentures in addition to the Debentures offered hereby;

(ii)	the Debentures will be issuable only in denominations of $1,000 (U.S.) and integral multiples thereof. At the closing of the Offering, the Debentures will be available for delivery in certificated form;

(iii)	the Debentures will bear interest from the date of issue at 9.75% per annum, which will be payable quarterly in arrears on February 10, May 10, August 10 and November 10 in each year, commencing with February 10, 2005. The first payment will include accrued and unpaid interest for the period from the Closing Date to February 10, 2005. The interest on the Debentures will be payable in lawful money of the United States of America. The principal amount of the Debentures will also be payable in lawful money of the United States of America;

(iv)	the Debentures will be direct obligations of the Corporation and will not be secured by any mortgage, pledge, hypothec or other charge and will be subordinated to all existing senior secured and unsecured indebtedness of the Corporation. In addition, the Indenture will not restrict the Corporation from incurring additional indebtedness for borrowed money or for mortgaging, pledging or charging its properties to secure any indebtedness;

(v)	the Debentures will be convertible at the option of the holder into fully paid and non-assessable common shares of the Corporation (the “Underlying Shares”) at any time prior to 5:00 p.m. (Toronto time) on the business day prior to the maturity date, being the date that is five years and one (1) day subsequent to the Closing Date, at an initial conversion price of $4.62 (U.S.) ($5.75 (Canadian)) per Underlying Share (the “Conversion Price”), being an initial conversion rate of approximately 216 Underlying Shares per $1,000 (U.S.) principal amount of Debentures. The Conversion Price shall be adjusted in accordance with specified anti-dilution clauses relating to changes in the Corporation’s share capital (including share splits, dividends, share consolidations, share dividends and similar recapitalizations) and other distributions of Underlying Shares of the Corporation, and as described in Section 5 hereof, all as more particularly set forth in the Indenture. Holders converting their Debentures shall be entitled to receive, in addition to the applicable number of Underlying Shares, accrued and unpaid interest in respect thereof for the period up to the date of conversion from the date of the latest interest payment date on the Debentures;

(vi)	the Debentures will be redeemable by the Corporation, in whole, or from time to time in part, at any time after the second anniversary of the Closing Date, on at least 30 days notice, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, provided that the volume weighted average trading price (as calculated in accordance with the Indenture) of the Underlying Shares on the Toronto Stock Exchange for at least 20 trading days in any consecutive 30 day period ending five trading days prior to the date on which notice of redemption is given exceeds $7.50 (Canadian); and

(d)	the Indenture shall otherwise be in such form and contain such terms as shall be approved by the Corporation and the Agent; and

(e)	in the event the Corporation or its agent is required to deduct or withhold any tax from payments due under the Debentures to the Subscriber, the Corporation shall so deduct or withhold and pay over to the taxing authority imposing such tax the amount required to be deducted or withheld and the amounts otherwise payable to the Subscriber will be reduced accordingly.

Representations, Warranties and Covenants by Subscriber

3. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	it has been advised that trading in the Debentures and the Underlying Shares will be subject to various limitations and holding periods of up to two years under the securities laws of the United States and Canada regardless of the residence of the Subscriber; it has been independently advised as to restrictions with respect to trading in the Debentures and the Underlying Shares imposed by applicable securities legislation in the jurisdiction in which it resides; it confirms that no representation has been made to it by or on behalf of the Corporation or the Agent with respect thereto; it acknowledges that it is aware of the characteristics of the Debentures and the Underlying Shares, the risks relating to an investment therein, that there is no market for the Debentures, and of the fact that it may not be able to resell the Debentures and the Underlying Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Debentures will, and the Underlying Shares may (if required), bear a legend indicating that the resale of such securities is restricted; and

(b)	other than the Corporation’s confidential power point presentation and a confidential term sheet, it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Debentures and the Underlying Shares; and

(c)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Debentures; and

(d)	unless it is purchasing under subparagraph 3(e), it is purchasing the Debentures as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Debentures or the Underlying Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)	it is resident in or otherwise subject to applicable securities laws of Alberta and it is an “accredited investor”, as such term is defined in Multilateral Instrument 45-103 - “Capital Raising Exemptions” of the Canadian Securities Administrators adopted under the Securities Act (Alberta) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement and has initialled in Appendix “A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; or

(ii)	it is resident in or otherwise subject to applicable securities laws of Ontario, it is an “accredited investor” as defined in Ontario Securities Commission Rule 45-501 entitled “Exempt Distributions” promulgated under the Securities Act (Ontario) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement and has initialled in Appendix “A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; or

(iii)	it is a resident of the United Kingdom and is a person of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion ) Order 2001 and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business; and

(e)	if it is not purchasing as a principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Debentures or the Underlying Shares, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Debentures for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the “Subscriber’s Address”, and:

(i)	if it is resident in or otherwise subject to applicable securities laws of Alberta, it is an “accredited investor” as defined in paragraphs (p) or (q) of the definition of “accredited investor” in Multilateral Instrument 45-103 (which definition is reproduced in the Appendix to Exhibit 1 attached hereto); provided, however that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada and has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 and has initialled Appendix “A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in paragraphs (p) or (q) of Appendix “A” thereto; or

(ii)	subject to securities laws applicable to the Subscriber, if it is acting as agent for one or more disclosed principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Debentures or the Underlying Shares, and each of such principals complies with subparagraphs (i), (ii) or (iii) of paragraph 3(d) hereof as are applicable to it by virtue of its place of residence or by virtue of the securities laws of such place being applicable to the Subscriber; and

(f)	if it is a resident of any jurisdiction referred to in the preceding paragraphs 3(d) or 3(e) but not purchasing thereunder, it is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation and shall deliver to the Corporation and the Agent such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation or the Agent or their respective counsel may request; and

(g)	if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction not referred to in the preceding paragraphs 3(d) or 3(e) it, or any beneficial purchaser for whom it is acting, complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation or the Agent or their respective counsel may request; and

(h)	it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Debentures or the Underlying Shares; and

(ii)	there is no government or other insurance covering the Debentures or the Underlying Shares; and

(iii)	there are risks associated with the purchase of the Debentures and the Underlying Shares, which securities are a speculative investment that involves a high degree of risk of loss of entire investment; and

(iv)	it has been offered the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any information the undersigned deems necessary to verify the accuracy of any information regarding the Corporation; and

(v)	there are restrictions on the Subscriber’s ability to resell the Debentures and the Underlying Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Debentures or the Underlying Shares; and

(vi)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Debentures pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vii)	the Debentures and the Underlying Shares shall not be resold until after the expiry of the applicable “hold” or “restricted” period attaching to such Debentures and the Underlying Shares under United States and Canadian laws, unless sold pursuant to an exemption under all applicable securities laws, and the certificates evidencing the Debentures and the Underlying Shares which it shall receive will bear a legend referring to such restrictions on resale and neither the Corporation nor any transfer agent of the Corporation will register any transfers of such Debentures and the Underlying Shares not made in compliance with such restrictions on resale; and

(i)	it is aware that neither the Debentures nor the Underlying Shares have been registered under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) or the securities laws of any state of the United States and that these securities may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that in addition to the application of any of the securities laws of Canada or the jurisdiction of its residence, certain restrictions of the U.S. Securities Act may limit its ability to offer, sell or transfer the Debentures or the Underlying Shares to purchasers or transferees, whether inside or outside the United States except as set forth below under Section 3(l) hereof; and

(j)	the Debentures have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Debentures and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(k)	it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Debentures on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(l)	it undertakes and agrees that it will not offer, sell or otherwise transfer the Debentures or the Underlying Shares except: (A) to the Corporation, (B) outside the United States in accordance with Regulation S under the U.S. Securities Act, and in compliance with applicable local laws and regulations, (C) inside or outside the United States after one year pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, (D) to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (E) inside the United States, in any other transaction exempt from registration under the U.S. Securities Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (E), the Corporation may require a legal opinion reasonably satisfactory to the Corporation that such transfer is exempt from registration under the U.S. Securities Act and any applicable U.S. state securities laws or (F) pursuant to a registration statement effective under the U.S. Securities Act and covering such offer, sale or transfer; and

(m)	it agrees not to engage in hedging transactions involving the Debentures or the Underlying Shares unless in compliance with the U.S. Securities Act; and

(n)	it understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Debentures and the Underlying Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY

PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GASTAR EXPLORATION LTD. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO GASTAR EXPLORATION LTD., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE OR OUTSIDE THE UNITED STATES, PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, (D) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (E) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND COVERING SUCH OFFER, SALE OR TRANSFER (IT BEING UNDERSTOOD THAT THE ISSUER SHALL BE UNDER NO OBLIGATION TO FILE SUCH REGISTRATION STATEMENT). HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF AN OPINION OF COUNSEL, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND GASTAR EXPLORATION LTD., TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, IN EACH CASE TOGETHER WITH SUCH OTHER DOCUMENTATION REASONABLY REQUESTED BY CIBC MELLON TRUST COMPANY OR THE CORPORATION;

provided, that if Debentures or Underlying Shares are being sold in compliance with the requirements of Rule 144 under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act, the above legend may be removed by delivery of (i) an opinion of counsel of recognized standing reasonably satisfactory to the Corporation to the effect that such Debentures or Underlying Shares held by it are being sold pursuant to Rule 144 of the U.S. Securities Act or an effective registration statement under the U.S. Securities Act, as the case may be, and (ii) such other documentation reasonably requested by CIBC Mellon Trust Company or the Corporation;

provided, further, that if (i) it is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Corporation, (ii) it has not been such an affiliate in the preceding three months, and (iii) at least two years (or such shorter period as may be permitted under Rule 144(k) or any successor rule) have elapsed since the later of the date the Debentures (or the original Debentures if the securities constitute Underlying Shares issued upon conversion of such original Debentures) were acquired from the Corporation or from an affiliate of the Corporation, then the above legend may be removed from any certificates representing such Debentures or Underlying Shares held by it by delivery to CIBC Mellon Trust Company of an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that any such Debentures or Underlying Shares held by it may be sold pursuant to Rule 144(k) (or any successor rule) of the U.S. Securities Act and such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

and the Corporation shall use its reasonable best efforts to cause the registrar and transfer agent of the Corporation to remove the foregoing legend within three business days (excluding weekends and holidays) of receipt of the foregoing, as applicable; and

(o)	it understands and acknowledges that the certificates representing the Debentures and the Underlying Shares, in addition to bearing the foregoing legends, will bear a legend that the securities cannot be traded through the facilities of stock exchanges in Canada since the certificate is not freely transferable and consequently is not “good delivery” in transactions on such stock exchanges unless on or prior to such trade, arrangements have been made to remove the legends as provided in the provisos of paragraph 3(n) hereof, and it acknowledges that such stock exchanges would deem the selling security holder to be responsible for any loss incurred on a sale made by such security holder in such securities; and

(p)	it understands and acknowledges that (i) the Corporation is not presently, nor is the Corporation under any obligation to become, a “foreign private issuer”, as such term is defined in Regulation S of the U.S. Securities Act, and (ii) notwithstanding any statements to the contrary in the confidential term sheet or otherwise made in connection with the offering of Debentures, since the Corporation is not a foreign private issuer, the U.S. Securities Act restricts the offer, sale or transfer of the Debentures and the Underlying Shares both within and outside of the United States, as set forth in this Subscription Agreement; and

(q)	if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(r)	if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(s)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(t)	in the case of a subscription by it for Debentures acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal; and

(u)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic risk of loss of its investment; and

(v)	it is aware that there is no market and may never be a market for the Debentures and that none is expected to develop, and acknowledges and confirms that no representation has been made to it with respect to the future value or price of the Debentures or that the Debentures will be listed on any stock exchange or that application has been or will be made for such listing; and

(w)	except for the representations and warranties made by the Corporation to the Agent in the Agency Agreement and the Subscriber’s review of the Corporation’s confidential power point presentation and a confidential term sheet, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent, and agrees that the Agent and the Agent’s counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed; and

(x)	it acknowledges that the Corporation’s counsel and the Agent’s counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(y)	it understands, acknowledges and is aware that the Debentures are being offered for sale only on a “private placement” basis and that the sale and delivery of the Debentures is conditional upon such sale being exempt from the requirements under applicable securities legislation as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus or delivering an offering memorandum and, as a consequence, except as provided to residents of Ontario in connection with the Corporation’s confidential power point presentation (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(z)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Debentures, including, without limitation: (i) in the case of an accredited investor resident in or otherwise subject to applicable securities laws of Alberta a Representation Letter in the form attached as Exhibit 1; (ii) in the case of an accredited investor resident in or otherwise subject to applicable securities laws of Ontario, a Representation Letter in the form attached as Exhibit 2; and (iii) a duly executed and completed Private Placement Questionnaire and Undertaking required by the Toronto Stock Exchange, a copy of which is attached hereto as Exhibit 3; and

(aa)	it will not resell the Debentures or the Underlying Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(bb)	the acquisition of the Debentures hereunder by the Subscriber will not, and the acquisition of the Underlying Shares by the Subscriber would not, result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and

(cc)	the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(dd)	the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Debentures and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(ee)	it is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; it is not a “10-percent shareholder” of the Corporation (as the quoted term is defined in section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”)); it is not a “controlled foreign corporation” receiving interest from a “related person” (as the quoted terms are defined in sections 951 and 864(d)(4), respectively, of the Code); it shall promptly notify the Corporation upon learning that any of the preceding representations in this Section 3(ee) have become incorrect; and it shall provide a duly executed and complete U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (as applicable and in the form attached as Exhibit 4 or any successor form) promptly upon any such form previously provided becoming obsolete or incorrect.

Resale Commitments

4. The Corporation will use its reasonable commercial efforts to either: (i) file a registration statement (the “Registration Statement”) on proper form with the United States Securities and Exchange Commission (the “SEC”) covering the resale of all Underlying Shares that are restricted under the U.S. Securities Act, (ii) obtain an SEC no-action letter to permit resales of the Underlying Shares through the facilities of the Toronto Stock Exchange, within 120 days of the Closing Date, or (iii) provide a legal opinion of U.S. counsel satisfactory to the Agent regarding the ability of subscribers to resell the Underlying Shares without undue restrictions. If the Corporation does not receive the SEC no-action letter or the Agent does not receive a satisfactory legal opinion as provided in (ii) and (iii) above, respectively, the Corporation shall use its reasonable commercial efforts to cause the Registration Statement to be declared effective as soon as possible. The Corporation shall cause the Registration Statement to remain effective until the earlier of (i) 30 days after all the Debentures have been converted into Underlying Shares, or (ii) one year from the Closing Date.

5. The Indenture pursuant to which the Debentures will be issued will provide for the provisions set forth in this Section 5. If the Corporation does not receive the SEC no-action letter or the Agent does not receive a satisfactory legal opinion as provided under Section 4 above and if the Registration Statement is not declared effective within four months from the Closing Date, the conversion price of the Debentures shall be reduced to $4.54 (U.S.) ($5.65 (Canadian)). If the Registration Statement is not declared effective within six months from the Closing Date, the conversion price of the Debenture shall be reduced to $4.46 (U.S.) ($5.55 (Canadian)). If the Registration Statement is not declared effective within eight months from the Closing Date, the conversion price of the Debentures shall be reduced to $4.38 (U.S.) ($5.45 (Canadian)). The Corporation cannot assure that the Registration Statement will be declared effective by the SEC or that an SEC no-action letter or satisfactory legal opinions can be obtained. Accordingly, the foregoing shall constitute the sole remedy of subscribers for failure to effect the Registration Statement or obtain an SEC no-action letter or opinions.

6. The Subscriber acknowledges and agrees that, if it chooses to avail itself of the use of the Registration Statement it will, upon request of the Corporation, timely furnish to the Corporation for use and publication in the Registration Statement all selling shareholder information required to be included in the Registration Statement, and the Subscriber will advise the Corporation whenever such information is incorrect and will furnish updated information. The Subscriber acknowledges that failure to timely provide such information, and to keep such information updated, will excuse the Corporation from maintaining or filing the Registration Statement for the benefit of such Subscriber. The Subscriber agrees to indemnify and hold harmless the Corporation, its respective officers, directors, partners, employees, representatives and agents, or any controlling persons (any such person referred to hereinafter shall be referred to as an “Indemnified Holder”), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject under the U.S. Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by the Subscriber for use in the Registration Statement or related prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be included in such information requested by the Corporation or necessary to make such information not misleading, in the light of the circumstances under which such information is furnished.

7. The Subscriber acknowledges that if the Registration Statement is declared effective (i) the Corporation shall be under no obligation to arrange an underwriting or otherwise assist in providing for any proposed sales of Underlying Shares covered by the Registration Statement and (ii) in order to update the Registration Statement with periodic information or material non-public information as required by the U.S. Securities Act, the effectiveness of the Registration Statement, and the ability of the Subscriber to effect sales of Underlying Shares covered thereby, will be periodically suspended from time to time upon notice to the holders of Debentures or Underlying Shares. The Corporation shall not be required to specify in any notice to the nature of the event giving rise to the suspension. The Corporation will use its reasonable efforts to limit these suspended periods to those required by the U.S. Securities Act.

Closing

8. The Subscriber agrees to deliver to the Agent, not later than 12:00 p.m. (Toronto time) on November 4, 2004: (a) this duly completed and executed Subscription Agreement; (b) if the Subscriber is an “accredited investor” a fully executed and completed Representation Letter in the form of Exhibit 1, in the case of an Alberta subscriber, and in the form of Exhibit 2, in the case of an Ontario subscriber; (c) a duly executed and completed Private Placement Questionnaire and Undertaking required by the Toronto Stock Exchange in the form of Exhibit 3; (d) a duly executed and complete U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (as applicable and in the form attached as Exhibit 4); and (e) a certified cheque or bank draft payable to the Agent for the Aggregate Subscription Price or payment of the same amount in such other manner as is acceptable to the Agent. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the subscription amount will be promptly returned to it without interest.

9. The sale of the Debentures pursuant to this Subscription Agreement will be completed at the offices of Burnet, Duckworth & Palmer LLP, the Corporation’s counsel, in Calgary, Alberta at 10:00 a.m. or such other time as the Corporation and the Agent may agree (the “Closing Time”) on November 10, 2004 or such other date as the Corporation and the Agent may agree (the “Closing Date”). At the Closing Time, subject to the terms of the Agency Agreement, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription amount against delivery by the Corporation of the certificates representing the Debentures.

10. The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

11. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Debentures. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent and their respective counsel in determining the eligibility of a purchaser of Debentures and the Subscriber agrees to indemnify and hold harmless the Corporation and the Agent and their respective affiliates, shareholders, directors, officers, partners, employees and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof. The

Subscriber undertakes to immediately notify the Corporation at Gastar Exploration Ltd., 888, 900 – 6th Avenue S.W., Calgary, Alberta, T2P 3K2, Attention: Sara-Lane Sirey, Corporate Secretary (Fax Number: (403) 237-6518) and the Agent at Westwind Partners Inc., 70 York Street, 10th Floor, Toronto, Ontario, M5J 1S9, Attention: Nick Pocrnic (Fax Number: (416) 815-1808), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

12. The Subscriber acknowledges that the Agent has agreed to offer the Debentures on a best efforts marketed “private placement” basis and, in connection therewith, the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, an agreement (the “Agency Agreement”) pursuant to which the Agent, in connection with the issue and sale of the Debentures, will receive a fee from the Corporation. The Subscriber hereby irrevocably authorizes the Agent: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document, including this Subscription Agreement, provided by the Subscriber; (c) to receive on its behalf certificates representing the Debentures purchased under this Subscription Agreement; (d) to approve any opinions, certificates or other documents addressed to the Subscriber; (e) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Agency Agreement; and (f) to exercise any rights of termination contained in the Agency Agreement.

13. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Debentures under applicable securities legislation, preparing and registering certificates representing Debentures to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent; and (c) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in Section 8 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

14. The Subscriber represents and warrants that the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

15. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Toronto Stock Exchange and all other required regulatory approvals.

16. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Debentures to the Subscriber shall be borne by the Subscriber.

17. The contract arising out of this Subscription Agreement and all documents relating thereto, which by common accord has been or will be drafted in English, shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. Time shall be of the essence hereof.

18. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

19. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

20. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

21. Subject to Section 12, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

23. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

24. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

25. In this Subscription Agreement (excluding the Exhibits hereto) all references to dollar amounts are to United States dollars, unless otherwise indicated.

EXHIBIT 1

REPRESENTATION LETTER

(FOR ALBERTA ACCREDITED INVESTORS)

TO:	Gastar Exploration Ltd. (the “Corporation”)
AND TO:	Westwind Partners Inc. (the “Agent”)

In connection with the purchase of 9.75% convertible senior unsecured subordinated debentures of the Corporation (the “Debentures”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

1. The Subscriber is resident in Alberta or is otherwise subject to applicable securities laws of the Province of Alberta;

2. The Subscriber is purchasing the Debentures as principal for its own account or complies with the provisions of paragraph 3(e)(i) of the Subscription Agreement;

3. The Subscriber is an “accredited investor” within the meaning of Multilateral Instrument 45-103 entitled “Capital Raising Exemptions” by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

4. Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

Dated:                     , 2004

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN

APPENDIX “A” ON THE NEXT PAGES

APPENDIX “A”

TO EXHIBIT 1

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in Multilateral Instrument 45-103) means:

_____	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada); or

_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_____	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or

_____	(d)	a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_____	(e)	a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_____	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e); or

_____	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada; or

_____	(h)	a municipality, public board or commission in Canada; or

_____	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_____	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_____	(k)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_____	(l)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_____	(m)	a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000 and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements; or

_____	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors (as defined in Multilateral Instrument 45-103); or

_____	(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts; or

_____	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account; or

_____	(q)	a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser; or

_____	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded; or

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

_____	(t)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors (as defined in Multilateral Instrument 45-103).

For the purposes hereof:

(a)	“control person” has the meaning ascribed to that term in securities legislation;

(b)	“designated securities” means:

(i)	voting securities,

(ii)	securities that are not debt securities and that carry a residual right to participate in the earnings of the issuer or, on the liquidation or winding-up of the issuer, in its assets, or

(iii)	securities convertible, directly or indirectly, into securities described in paragraph (i) or (ii);

(c)	“eligibility adviser” means an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	“financial assets” means cash and securities;

(e)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(f)	“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(h)	“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(i)	“non-redeemable investment fund” means an issuer,

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(i)	where contributions of securityholders are pooled for investment,

(ii)	where securityholders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(iii)	whose securities do not entitle the securityholder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer;

(j)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction; and

(k)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets.

All monetary references are in Canadian Dollars.

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EXHIBIT 2

REPRESENTATION LETTER

(FOR ONTARIO ACCREDITED INVESTORS)

TO:	Gastar Exploration Ltd. (the “Corporation”)
AND TO:	Westwind Partners Inc. (the “Agent”)

In connection with the purchase of 9.75% convertible senior unsecured subordinated debentures of the Corporation (the “Debentures”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 2), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

1. The Subscriber is resident in Ontario or is otherwise subject to applicable securities laws of the Province of Ontario;

2. The Subscriber is purchasing the Debentures as principal for its own account;

3. The Subscriber is an “accredited investor” within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

4. Upon execution of this Exhibit 2 by the Subscriber, this Exhibit 2 shall be incorporated into and form a part of the Subscription Agreement.

Dated:                     , 2004

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN

APPENDIX “A” ON THE NEXT PAGES

APPENDIX “A”

TO EXHIBIT 2

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in Ontario Securities Commission Rule 45-501) means:

_____	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_____	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

_____	(c)	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_____	(d)	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

_____	(e)	a company licensed to do business as an insurance company in any jurisdiction;

_____	(f)	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

_____	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

_____	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

_____	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

_____	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

_____	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

_____	(l)	a registered charity under the Income Tax Act (Canada);

_____	(m)	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

_____	(n)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (aa) below, which must be initialled.)

_____	(o)	an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

_____	(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

_____	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

_____	(r)	a person or company that, in relation to the issuer, is an affiliated entity or a control person;

_____	(s)	an issuer that is acquiring securities of its own issue;

_____	(t)	a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

_____	(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

_____	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

_____	(w)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)), or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

_____	(x)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

_____	(y)	an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_____	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

_____	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

NOTE: The investor must initial beside the applicable portion of the above definition.

For the purposes hereof:

(a)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)	“control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of the issuer to affect materially the control of the issuer, but any holding of any person, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the issuer;

(c)	“director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

2

(d)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(e)	“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(f)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(g)	“fully managed account” means an investment portfolio account of a client established in writing with a portfolio advisor who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

(h)	“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(i)	“jurisdiction” means a province or territory of Canada except where used in the term “foreign jurisdiction”;

(j)	“mutual fund” includes (i) an issuer, (x) whose primary purpose is to invest money provided by its security holders, and (y) whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer, or (ii) an issuer or class of issuers that is designated as a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of “mutual fund” under the Securities Act (Ontario), but does not include an issuer or a class of issuer that is designated not to be a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of “mutual fund” under the Securities Act (Ontario);

(k)	“non-redeemable investment fund” means an issuer:

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)	that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(iii)	that is not a mutual fund;

(l)	“officer” means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer or registrant;

(m)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(n)	“portfolio adviser” means

(i)	a portfolio manager; or

(ii)	a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

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(o)	“portfolio manager” means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

(p)	“promoter” means (i) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (ii) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of the definition of “promoter” under the Securities Act (Ontario) if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

(q)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

(r)	“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

Affiliated Entities

(s)	A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

Control

(t)	A person or company is considered to be controlled by a person or company if: (i) in the case of a person or company, (x) voting securities of the first mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and (y) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company, (ii) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or (iii) in the case of a limited partnership, the general partner is the second-mentioned person or company.

Subsidiary Entity

(u)	A person or company is considered to be a subsidiary entity of another person or company if: (i) it is controlled by, (x) that other, or (y) that other and one or more persons or companies each of which is controlled by that other, or (z) two or more persons or companies, each of which is controlled by that other, or (ii) it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

All monetary references are in Canadian Dollars.

4

EXHIBIT 3

TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION

	(a)	Name of Issuer of the Securities

Gastar Exploration Ltd.

	(b)	Number and Class of Securities to be Purchased

$ (U.S.) principal amount of 9.75% Convertible Senior Unsecured Subordinated Debentures (the “Debentures”)

	(c)	Purchase Price

$1,000 (U.S.) per Debenture

2.	DETAILS OF PURCHASER

	(a)	Name of Purchaser: ___________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

	(b)	Address: ___________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

	(c)	Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

3.	RELATIONSHIP TO ISSUER

(a) Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

(b) If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company? If so, give details.

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

UNDERTAKING

TO:	The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at , this day of , 2004
(Name of Purchaser – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

2

EXHIBIT 4

U.S INTERNAL REVENUE SERVICE FORM W-8BEN, W-8ECI AND W-8IMY